EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2020 relating to the December 31, 2019 and 2018 consolidated financial statements which appear in Celsion Corporations’ Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-K for the fiscal year ended December 31, 2019.

/s/ WithumSmith+Brown, PC
Princeton, New Jersey

July 31, 2020